                                                                    EXHIBIT 23.1








                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of our report dated March 5, 2002, with respect to the consolidated financial statements and schedule of Golden Telecom, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


/s/ Ernst & Young (CIS) Limited

Moscow, Russia
26 March 2002